EXHIBIT 99.1

AGREEMENT

     This Agreement (“Agreement”) is being entered into on April 9, 2003 by and between Stemcells, Inc., a Delaware corporation (the “Company”) and Riverview Group, L.L.C., a Delaware limited liability company (the “Buyer”).

W I T N E S S E T H

     WHEREAS, pursuant to a Subscription Agreement, dated December 4, 2001 by and between the Company and Buyer (the “Subscription Agreement”), Buyer purchased 5,000 shares of the Company’s 3% Cumulative Convertible Preferred Stock (“Preferred Stock”) issued pursuant to a Certificate of Designations filed with the Delaware Secretary of State on December 4, 2001 (the “Certificate”);

     WHEREAS, the Company and the Buyer desire that the conversion price (the “Conversion Price”) with respect to the Preferred Stock be reduced from $2.00 to $0.80 for a period of 20 Trading Days (as defined in the Certificate); and

     WHEREAS, upon such reduction in the Conversion Price, the Company and the Buyer desire that 2,000 shares of Preferred Stock held by the Buyer be converted into shares of the Company’s common stock, par value $.01 per share (“Common Shares”);

1.	Reduction in Conversion Price; Waiver of Notice.

(a)	Pursuant to Section 5(c)(vii) of the Certificate, the Company hereby reduces the Conversion Price from $2.00 to $.80, effective immediately for a period of 20 Trading Days (as defined in the Certificate).

(b)	The Buyer hereby waives the notice period for a reduction in the Conversion Price set forth in Section 5(c)(vii) of the Certificate.

(c)	In consideration of the Company’s willingness to reduce the Conversion Price as set forth in Section 1(a) above, the Buyer hereby agrees that, during the 20 Trading Day period referred to in Section 1(a) above, the Buyer will not exercise its conversion rights pursuant to Section 5 of the Certificate with respect to any shares of Preferred Stock other than the 2,000 shares of Preferred Stock referred to in Section 2(a) below, and any such attempted exercise by the Buyer, and any notices sent by the Buyer to the Seller regarding any such conversion (other than the conversion of the 2,000 shares of Preferred Stock referred to in Section 2(a) below, shall be null and void.

2.	Conversion of Preferred Stock.

(a)	Concurrently with the reduction in the Conversion Price, the Buyer hereby converts and gives notice of such conversion of 2,000 shares (“Converted Preferred Shares”) of Preferred Stock (the “Conversion”), and the Company hereby waives the requirement of a Conversion Notice. The Company and Buyer hereby agree that the date of this Agreement shall be the Conversion Date (as defined in the Certificate) for purposes of the Converted Preferred Shares.

(b)	Except as set forth above, the parties shall comply with the terms of Section 5(a) of the Certificate.

3.	Representation and Covenants of the Company.

(a)	The Company hereby represents that the resale by the Buyer of the Common Shares issued upon conversion of the Converted Preferred Shares shall be covered by the Company’s Registration Statement (the “Registration Statement”) on Form S-3 (Reg. No. 333-75806) filed pursuant to the Registration Rights Agreement dated December 4, 2001 by and between the Company and the Buyer (the “Registration Rights Agreement”). The Company hereby represents that it remains eligible to file registration statements on Form S-3 with respect to offerings described in Instruction I.B.3 to Form S-3.

(b)	The Registration Statement is effective and the prospectus contained therein, together with the registration statement of which it is part and the documents incorporated therein by reference (the “Prospectus”), does not contain any untrue statement of a material fact and does not omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(c)	The Company covenants to file a Report on Form 8-K with the Securities and Exchange Commission as soon as practicable, but in no event later than five business days from the date of the execution of this Agreement, disclosing the terms of this Agreement and attaching this Agreement as an exhibit thereto.

4.	Miscellaneous.

(a)	Except where inapplicable or superseded, the provisions of Section 8 of the Subscription Agreement are hereby incorporated mutatis mutandis into this Agreement.

(b)	Buyer acknowledges that the Registration Statement, when filed, covered 3,997,201 shares of the Company’s Common Stock and that such number may not now be adequate to cover the number of shares issuable upon conversion of the remaining shares of Preferred Stock held by Buyer after consummation of the transactions contemplated hereby and any dividends paid with respect thereto. The Company shall file within 45 days after the date hereof a registration statement (the “New Registration Statement”) with the United States Securities and Exchange Commission (the “SEC”) covering the resale by the Buyer of an additional five million (5,000,000)

shares of the Company’s Common Stock, and the filing of such registration statement shall satisfy all of the Company’s obligations under Section 2(a)(1) of the Registration Rights Agreement that otherwise may arise in connection with the transactions contemplated hereby. Notwithstanding anything to the contrary in the Registration Rights Agreement, the Company shall be deemed to have satisfied its obligations (and shall not be liable for any Delay Payments) (i) under Section 2(c)(i) of the Registration Rights Agreement if the Company files the New Registration Rights Agreement with the SEC within 45 days after the date hereof, and (ii) under Section 2(c)(ii) of the Registration Rights Agreement if the New Registration Statement is declared effective within the later of (A) 90 days after the date hereof if the SEC does not review the New Registration Statement and (B) 165 days after the date hereof if the SEC reviews the New Registration Statement.

     IN WITNESS WHEREOF, this Agreement has been duly executed by the Buyer and the Company by their respective officers or other representatives thereunto duly authorized on the date hereof.

RIVERVIEW GROUP, L.L.C.

By: /s/ Name: Daniel Cardella Title: Portfolio Manager

STEMCELLS, INC.

By: /s/ Name: Iris Brest Title: General Counsel